UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2010

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)

300 Holiday Square Blvd. Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (985) 335-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Amendment to Facility Agreement

On December 22, 2010, Globalstar, Inc. entered into an amendment to its Facility Agreement with the lenders and agent party thereto.  The amendment effects the following changes:

•	delays the first principal repayment date by up to six months to the earlier of eight months after the launch of the 24th second-generation satellite or June 15, 2012;

•	delays the final maturity date by the amount of the delay to the first principal repayment date;

•	reduces the minimum adjusted consolidated EBITDA covenant requirements for all relevant periods from the period ending December 31, 2010 through the period ending June 30, 2012;

•
delays the effectiveness of the minimum debt service coverage ratio by six months to the period commencing on July 1, 2011 and ending December 31, 2012 if no principal payment is required to be made in 2011; and

•
delays the last date for required in-orbit acceptance of 24 second-generation satellites by nine months to September 1, 2012 and requires in-orbit acceptance of 18 second-generation satellites by January 1, 2012.

Termination of Open Range Spectrum Manager Lease Agreement

On January 5, 2011, Globalstar terminated its Spectrum Manager Lease Agreement with Open Range Communications, Inc.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Amendment #4 to Facility Agreement dated December 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ Dirk J. Wild
Dirk J. Wild
Senior Vice President and Chief Financial Officer

Date:  January 7, 2011